As filed with the Securities and Exchange Commission on May 31, 2022

Registration No. 333 –

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TMC the metals company Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

595 Howe Street, 10th Floor

Vancouver, British Columbia

V6C 2T5

(574) 252-9333

(Address, Including Zip Code, of Principal Executive Offices)

2021 Incentive Equity Plan

(Full Title of the Plans)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

Telephone: (800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael L. Fantozzi, Esq.

Daniel T. Kajunski, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

Telephone: (617) 542-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement registers additional securities of the same class as other securities for which the registration statement filed on Form S-8 (SEC File No. 333-261221) of the Registrant is effective. The information contained in the Registrant’s registration statement on Form S-8 (SEC File No. 333-261221) is hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number

4.1	Notice of Articles of TMC the metals company Inc.		Form 8-K (Exhibit 3.1)	9/15/2021	001-39281

4.2	Articles of TMC the metals company Inc.		Form 8-K (Exhibit 3.2)	9/15/2021	001-39281

4.3	TMC the metals company Inc. Common Share Certificate		Form 8-K (Exhibit 4.1)	9/15/2021	001-39281

5.1	Opinion of Fasken Martineau DuMoulin LLP	X

23.1	Consent of Ernst & Young LLP independent registered public accounting firm of TMC the metals company Inc.	X

23.2	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.1)	X

24.1	Power of Attorney (included on the signature page hereof)	X

99.1+	TMC the metals company Inc. 2021 Incentive Equity Plan		Form 8-K (Exhibit 10.23.1)	9/15/2021	001-39281

99.2+	Form of Stock Option Agreement under TMC the metals company Inc. 2021 Incentive Equity Plan		Form 8-K (Exhibit 10.23.2)	9/15/2021	001-39281

99.3+	Form of Restricted Stock Unit Agreement under TMC the metals company Inc. 2021 Incentive Equity Plan		Form S-8 (Exhibit 99.3)	11/19/2021	333-261221

107	Filing Fee Table	X

+ Denotes management contract or compensatory plan or arrangement

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in New York, New York on May 31, 2022.

TMC THE METALS COMPANY INC.

By:	/s/ Craig Shesky
Craig Shesky
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Gerard Barron and Craig Shesky, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Signature	Title	Date
/s/ Gerard Barron	Chief Executive Officer and Chairman (Principal Executive Officer)	May 31, 2022
Gerard Barron
/s/ Craig Shesky	Chief Financial Officer (Principal Financial and Accounting Officer)	May 31, 2022
Craig Shesky
/s/ Gina Stryker	Director	May 31, 2022
Gina Stryker
/s/ Christian Madsbjerg	Director	May 31, 2022
Christian Madsbjerg
/s/ Andrew Hall	Director	May 31, 2022
Andrew Hall
/s/ Kathleen McAllister	Director	May 31, 2022
Kathleen McAllister
/s/ Sheila Khama	Director	May 31, 2022
Sheila Khama
/s/ Andrei Karkar	Director	May 31, 2022
Andrei Karkar
/s/ Amelia Kinahoi Siamomua	Director	May 31, 2022
Amelia Kinahoi Siamomua